Exhibit 99.1

FOR IMMEDIATE RELEASE

DAN LETTER PROMOTED TO PRESIDENT

Gene Reilly assumes new Vice Chairman Role

SAN FRANCISCO (September 27, 2022) – Prologis today announced Global Head of Deployment Dan Letter will assume the role of president, and Chief Investment Officer Gene Reilly will become vice chairman of the global real estate firm, effective January 1, 2023. In this role, Letter, who has been with Prologis since 2004, will be responsible for the company’s global real estate operations and capital deployment activities. Reilly, who has been with Prologis since 2003, will remain on Prologis’ executive committee and serve as a senior advisor to Prologis CEO and co-founder Hamid Moghadam.

“Dan is a proven leader who has been instrumental to our growth. He’s played important roles in regional leadership and global capital deployment for many years and will help guide both our operations and investing strategies,” said Moghadam. “Gene has played a critical leadership role in almost every aspect of the company’s growth and evolution over the past two decades. During this time, we have built the world’s leading real estate company and grown our equity market capitalization by 32x. Our shareholders have benefitted from Gene’s knowledge and vision over the years and I’m looking forward to his continued guidance and insight in this new role of vice chairman.”

This change is a part of Prologis’ ongoing leadership succession planning process. Letter and Reilly will both report to Moghadam in the new year.

“I’m very excited to see Dan take on the role of president,” said Reilly. “He’s excelled in a variety of leadership roles at the company and is more than ready to take on this challenge. Growth has been extraordinary since Dan joined us and the company’s best days lie ahead.”

As president, Letter will be responsible for Prologis’ global capital deployment and operations teams, which cover 19 countries and four continents. Having started with AMB, he has been part of the company’s boldest moves that have positioned it as the largest player in the logistics real estate sector. The company’s regional presidents, global head of operations and global head of capital deployment will report to Letter.

“Working with Hamid, Gene and all of the leaders at Prologis over these many years has been an incredible education on how to run a highly innovative and entrepreneurial organization at scale,” said Letter. “I’m looking forward to continuing our long history of growth by focusing on what matters most – helping our customers grow their businesses.”

Letter joined AMB Property Corporation in 2004 and has moved up the ranks in the deployment organization. Prologis today is the world’s largest owner, developer and manager of logistics real estate, with more than one billion square feet under operation.

About Prologis

Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of June 30, 2022, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.0 billion square feet (95 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,800 customers principally across two major categories: business-to-business and retail/online fulfillment.

Forward-Looking Statements

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management’s beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” and “estimates,” including variations of such words and similar expressions, are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to rent and occupancy growth, development activity, contribution and disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic and political climates; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties; (v) maintenance of real estate investment trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; (x) risks related to the current coronavirus pandemic; and (xi) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading “Risk Factors.” We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.

CONTACTS

Investors: Jill Sawyer, +1 415 733 9526, jsawyer@prologis.com, San Francisco

Media: Jennifer Nelson, +1 415 733 9409, jnelson2@prologis.com, San Francisco